Exhibit 99.1

NEWS from Summit Bancshares, Inc.

For Immediate Release	For Information Contact:
April 13, 2005	Bob G. Scott, COO
(817)877-2660

SUMMIT BANCSHARES REPORTS
FIRST QUARTER 2005 EARNINGS

Fort Worth, Texas – Summit Bancshares, Inc. (NASDAQ:SBIT), the bank holding company for Summit Bank, N.A., today reported net income for the first quarter of 2005 of $3,013,000, or $0.24 per diluted common share, compared to $2,451,000, or $.19 per diluted common share, for the comparable 2004 period, a 26.3% increase in per share earnings.  Return on average assets and return on average shareholders’ equity were 1.23% and 16.16%, respectively, for the quarter ended March 31, 2005 compared to 1.22% and 14.06%, respectively, for the same quarter in 2004.  The per share earnings and all historical per share data have been restated to reflect a two-for-one stock split that was effective December 31, 2004.  Also Summit completed its acquisition of ANB Financial Corporation and its subsidiary, Arlington National Bank (“ANB”), effective May 1, 2004.  The results of operations for ANB have been included in Summit’s consolidated financial statements since the purchase date.

Philip E. Norwood, Chairman, President and Chief Executive Officer stated “We are pleased to report positive financial performance of the Company for the first quarter of 2005.  Compared to the first quarter of the prior year average loans and average deposits increased 23.2% and 23.9% respectively.  Net interest income increased 23.5% reflecting an increase of eleven basis points in net interest margin and a 21.5% increase in average earning assets compared to the first quarter of 2004.  The increase in net interest margin reflects the increase in market interest rates.”

He further stated, “As recently announced we are excited to have Kim Dignum and her staff of Dignum Financial Services join the Company as a department of the Bank.  Kim brings many years of providing personal financial planning and other investment services to her customers.  Currently DFS has $85 million of assets under management.  Her talents will add an important service to the Bank’s customers.”

Mr. Norwood also noted, “The Company celebrated its 30 year anniversary in January of 2005.  In that 30 year period the Company has grown to approximately one billion dollars in assets with shareholders’ equity of $74.4 million and a market capitalization of approximately $210 million.  These are significant milestones for the Company.”

Net interest income of $10.2 million for the first quarter of 2005 improved $2.0 million, or 23.5% over the first quarter of 2004.  Since the Company is somewhat more sensitive to market interest rate changes than other community banks due to its heavier commercial lending focus, the net interest margin increased to 4.47% for the first quarter of 2005 compared to 4.36% for the first quarter of the prior year partially reflecting the recent increases to the market interest rate environment.

A provision for loan losses was $225,000 for the first quarter of 2005 while the provision for loan losses was $605,000 for the same quarter of 2004.  For the first quarter of 2005 the Company experienced net loan loss recoveries of previously charged off loans of $107,000, which represented net recoveries to average loans for the quarter of 0.02%.  As of March 31, 2005, the allowance for loan losses as a percentage of total loans was 1.47% and also represented over three times the balance of nonperforming loans as of the end of the first quarter of 2005.  As of March 31, 2005, nonperforming loans were $3.3 million, or 0.46% of total outstanding loans.

Non interest income for the first quarter of 2005 was $1,880,000, a $313,000 increase over the first quarter of 2004.  The increase reflected improvements in service charges on deposit accounts of $76,000, an increase in other fees of $271,000 and a decrease in extraordinary income related to the sale of assets with the first quarter of last year having a $168,000 gain while the first quarter of this year had a gain of $134,000.  These increases in non interest income also reflect the impact of the ANB acquisition.

Non interest expenses of $7,252,000 for the first quarter of 2005 increased $1,722,000 compared to the first quarter of last year.  Primarily the increase is due to the inclusion of ANB in the 2005 first quarter results as well as expenses in 2005 related to compliance with the Sarbanes Oxley Act’s Section 404 which required additional expenditures for auditing and consulting fees in the amount of approximately $125,000.

Summit files annual, quarterly and special reports, proxy statements and other information with the SEC.  Investors may read and copy any of these reports, statements and other information at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549.  Investors should call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The reports, statements, and other information filed by Summit with the SEC are also available free at the SEC’s web site at http://www.sec.gov.  You can also obtain a free copy of these reports, statements and other information from Summit’s web site at http://www.summitbank.net.

The Company will host a conference call Thursday, April 14, 2005 at 10:00 a.m. (CT) to discuss the Company’s performance for the quarter ended March 31, 2005.  To participate, please call (800)406-5345 and enter confirmation code 4367304.  If you are unable to participate, an audio playback of the call will be available starting Thursday, April 14, 2005 at 2:30 p.m. (CT) through midnight April 28, 2005 (CT) by calling (888)203-1112 and entering 4367304.

The 2005 Annual Meeting of Shareholders will be held on April 19, 2005 at 3:30 p.m. (CT) at Summit Bancshares, Inc. Corporate Headquarters, 3880 Hulen Street, Suite 300, Fort Worth, Texas.

Certain statements contained in this press release that are not historical in nature, including statements regarding the Company’s and/or management’s intentions, strategies, beliefs, expectations, representations, plans, projections, or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions for forward-looking statements contain in such Act.  We are including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements are based on assumptions involving certain known and unknown risks and uncertainties, many of which are beyond the Company’s control, and the other important factors that could cause actual results, performance or achievements to differ materially from the expectations expressed or implied by such forward-looking statements.  These risks and uncertainties are listed from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to, those set forth under the heading “Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended March 31,		% Change

EARNINGS SUMMARY	2005	2004

Interest income	$13,373	$10,198	31.1%
Interest expense	3,140	1,915	64.0%

Net interest income	10,233	8,283	23.5%
Provision for loan losses	225	605	-62.8%
Service charges on deposits	982	906	8.4%
Gain on sale of investment securities	—	—	0.0%
Other income	898	661	35.9%
Salaries and benefits expense	4,269	3,368	26.8%
Occupancy and equipment expense	1,202	933	28.8%
Other expense	1,781	1,229	44.9%

Earnings before income taxes	4,636	3,715	24.8%
Provision for income taxes	1,623	1,264	28.4%

Net earnings	$3,013	$2,451	22.9%

Basic earnings per share	$0.24	$0.20	20.0%

Basic weighted average shares outstanding	12,377	12,304
Diluted earnings per share	$0.24	$0.19	26.3%

Diluted weighted average shares outstanding	12,718	12,692

	Average for Quarter Ended

BALANCE SHEET SUMMARY	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004

Total loans	$706,902	$694,177	$678,915	$642,935	$573,862
Total investment securities	220,161	226,530	218,831	196,972	187,988
Earning assets	932,258	924,557	914,595	871,084	767,274
Total assets	993,154	984,814	976,911	925,830	808,009
Noninterest bearing deposits	225,519	235,846	226,462	207,815	179,396
Interest bearing deposits	559,853	560,341	557,329	521,812	454,352
Total deposits	785,372	796,187	783,791	729,628	633,748
Other borrowings	128,174	109,713	118,083	121,193	101,349
Shareholders’ equity	75,602	74,543	71,038	70,583	70,116

	Average for Three Months Ended March 31,		% Change

BALANCE SHEET SUMMARY	2005	2004

Total loans	$706,902	$573,862	23.2%
Total investment securities	220,161	187,988	17.1%
Earning assets	932,258	767,274	21.5%
Total assets	993,154	808,009	22.9%
Noninterest bearing deposits	225,519	179,396	25.7%
Interest bearing deposits	559,853	454,352	23.2%
Total deposits	785,372	633,748	23.9%
Other borrowings	128,174	101,349	26.5%
Shareholders’ equity	75,602	70,116	7.8%

	Ending Balance

BALANCE SHEET SUMMARY	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004

Total loans	$716,714	$702,619	$689,906	$672,686	$593,271
Total investment securities	214,222	223,351	219,264	214,991	181,879
Total earning assets	939,934	930,990	928,638	905,228	818,393
Allowance for loan losses	(10,519)	(10,187)	(10,079)	(9,844)	(8,320)
Premises and equipment	15,462	15,749	15,643	15,145	12,755
Total assets	999,914	989,117	990,406	969,708	860,361
Noninterest bearing deposits	232,556	235,399	232,586	218,343	186,198
Interest bearing deposits	565,002	556,865	558,938	557,347	470,186
Total deposits	797,558	792,264	791,524	775,690	656,384
Other borrowings	124,007	118,094	121,355	121,785	129,691
Total liabilities	925,477	914,627	916,858	901,009	788,786
Shareholders’ equity	74,437	74,490	73,548	68,699	71,575

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

NONPERFORMING ASSETS	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004

Nonaccrual loans	$3,294	$2,587	$2,545	$2,832	$2,405
Restructured loans	—	—	—	—	—
Other real estate & foreclosed assets	—	—	4	369	7
Accruing loans past due 90 days or more	—	18	2,300	111	—

Total nonperforming assets	$3,294	$2,605	$4,849	$3,312	$2,412

Total nonperforming assets as a percentage of loans and foreclosed assets	0.46%	0.37%	0.70%	0.49%	0.41%

	Quarter Ended

ALLOWANCE FOR LOAN LOSSES	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004

Balance at beginning of period	$10,187	$10,079	$9,844	$8,320	$7,784
Balance acquired in Arlington National Bank Acquisition	$—	—	—	1,254	—
Loans charged off	(84)	(293)	(415)	(196)	(137)
Loan recoveries	191	111	155	66	68

Net (charge-offs) recoveries	107	(182)	(260)	(130)	(69)
Provision for loan losses	225	290	495	400	605

Balance at end of period	$10,519	$10,187	$10,079	$9,844	$8,320

Allowance for loan losses as a percentage of total loans	1.47%	1.45%	1.46%	1.46%	1.40%

Allowance for loan losses as a percentage of nonperforming loans	319.34%	393.82%	396.03%	347.60%	345.95%

Net charge-offs (recoveries) as a percentage of average loans	-0.02%	0.03%	0.04%	0.02%	0.01%

Provision for loan losses as a percentage of average loans	0.03%	0.04%	0.07%	0.06%	0.11%

	Quarter Ended

SELECTED RATIOS	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004

Return on average assets (annualized)	1.23%	1.18%	1.14%	1.13%	1.22%

Return on average equity (annualized)	16.16%	15.58%	15.66%	14.79%	14.06%

Average shareholders’ equity to average assets	7.63%	7.57%	7.27%	7.62%	8.68%

Yield on earning assets	5.83%	5.61%	5.39%	5.23%	5.36%

Cost of interest bearing funds	1.85%	1.65%	1.49%	1.42%	1.39%

Net interest margin (tax equivalent)	4.47%	4.41%	4.29%	4.18%	4.36%

Efficiency ratio	59.69%	59.71%	59.23%	58.90%	55.94%

End of period book value per common share	$6.01	$6.03	$5.96	$5.57	$5.82

End of period common shares outstanding	12,390	12,359	12,334	12,372	12,308

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Three Months Ended

	March 31, 2005			March 31, 2004

YIELD ANALYSIS	Average Balance	Interest	Yield	Average Balance	Interest	Yield

Interest Earning Assets:
Federal funds sold, Repurchases, & Due from time	$5,195	$31	2.40%	$5,424	$13	0.96%
Investment securities (taxable)	212,152	1,926	3.63%	181,189	1,718	3.79%
Investment securities (tax-exempt)	8,009	106	5.30%	6,799	89	5.24%
Loans	706,902	11,346	6.51%	573,862	8,414	5.90%

Total Interest Earning Assets	932,258	13,409	5.83%	767,274	10,234	5.36%

Noninterest Earning Assets:
Cash and due from banks	30,059			25,136
Other assets	41,164			23,579
Allowance for loan losses	(10,327)			(7,980)

Total Noninterest Earning Assets	60,896			40,735

Total Assets	$993,154			$808,009

Interest Bearing Liabilities:
Transaction and money market accounts	$235,691	717	1.23%	$196,922	518	1.06%
Savings deposits	168,346	636	1.53%	131,280	385	1.18%
Certificates and other time deposits	155,816	979	2.55%	126,150	738	2.35%
Other borrowings	128,174	808	2.56%	101,349	274	1.09%

Total Interest Bearing Liabilities	688,027	3,140	1.85%	555,701	1,915	1.39%

Noninterest Bearing Liabilities:
Demand deposits	225,519			179,396
Other liabilities	4,006			2,796
Shareholders’ Equity	75,602			70,116

Total Liabilities and Shareholders’ Equity	$993,154			$808,009

Net Interest Income and Margin (tax equivalent)		$10,269	4.47%		$8,319	4.36%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

LOAN PORTFOLIO	March 31, 2005%		March 31, 2004%

Commercial and industrial	$266,782	37.3%	$232,015	39.1%
Real estate:
Commercial	228,701	31.9%	169,376	28.5%
Residential	85,293	11.9%	73,481	12.4%
Construction and development	94,940	13.2%	86,315	14.6%
Consumer	40,998	5.7%	32,084	5.4%

Total loans (gross)	716,714	100.0%	593,271	100.0%
Unearned discounts	—	0.0%	—	0.0%

Total loans (net)	716,714	100.0%	593,271	100.0%

REGULATORY CAPITAL DATA	March 31, 2005	March 31, 2004

Tier 1 Capital	$77,496	$69,626
Tier 1 Ratio	10.25%	11.01%
Total Capital (Tier 1 + Tier 2)	$86,946	$77,539
Total Capital Ratio	11.50%	12.26%
Total Risk-Adjusted Assets	$755,992	$632,617
Tier 1 Leverage Ratio	7.83%	8.62%

OTHER DATA	March 31, 2005	March 31, 2004

Full Time Equivalent Employees (FTE’s)	261	219
Stock Price Range (For the Quarter Ended):
High	$20.50	$16.07
Low	$16.40	$13.83
Close	$17.05	$15.05